Exhibit 99.1

LETTER OF TRANSMITTAL AND DISSENTER’S NOTICE

PURSUANT TO NEVADA REVISED STATUTES (“NRS”) 92A.410

Related to shares of common stock, $0.001 par value per share, of American Addiction Centers, Inc.

The undersigned hereby acknowledges receipt of the notice/prospectus dated                     , 2014 and this Letter of Transmittal related to the merger of AAC Merger Sub, LLC, a wholly-owned subsidiary of AAC Holdings, Inc. (“Holdings”) with and into American Addiction Centers, Inc. (“AAC”). The undersigned hereby authorizes and instructs American Stock Transfer & Trust Company, LLC to issue in the name indicated below (unless otherwise instructed in the boxes on the following page) shares of AAC Holdings, Inc. common stock in exchange for the shares of American Addiction Centers, Inc. common stock set forth below. Shares of AAC Holdings, Inc. common stock will be issued in book-entry form and no stock certificates of AAC Holdings, Inc. will be issued. Such shares of AAC Holdings, Inc. common stock shall equal 1.571119 shares of AAC Holdings, Inc. common stock per share of American Addiction Centers, Inc. common stock held by the undersigned.

As a result of the merger, in lieu of receiving shares of AAC Holdings, Inc. common stock in exchange for your shares of American Addiction Centers, Inc. common stock, you may elect to exercise your dissenter’s rights as prescribed by NRS 92A.300 to 92A.500, inclusive. A copy of NRS 92A.300 to 92A.500, inclusive, is provided as Appendix B to the Notice/Prospectus.

In order to exercise dissenter’s rights in connection with the merger, you must have owned your shares of American Addiction Centers, Inc. common stock before October 31, 2014, representing the date of the first announcement of the merger, and must complete and return the Demand for Payment, a form of which is provided as Appendix C to the Notice/Prospectus. For instructions, see Rights of Dissenting Stockholders on Page 110 of the Notice/Prospectus.

Mail or deliver this signed Letter of Transmittal to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

The undersigned acknowledges that the following number of shares of AAC common stock will be cancelled and exchanged for uncertificated shares of AAC Holdings, Inc. stock issued in book-entry form in connection with the merger described above:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	NUMBER OF AAC SHARES HELD BY THE UNDERSIGNED PRIOR TO THE MERGER: (Please fill in.)

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the uncertificated shares of AAC Holdings, Inc. to be issued in book-entry form are to be issued in a name which differs from the name in which the shares of American Addiction Centers, Inc. are currently held. Issue to:

Complete ONLY if the statement indicating book-entry ownership is to be to be mailed to some address other than the address reflected above. See Instructions 4. Mail to:
Name: Address:	Name: Address:
(Please see instructions regarding signature guarantee. See Instructions 3, 4, and 6)

YOU MUST SIGN IN THE BOX BELOW

SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the AAC share(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 6.

Registered Holder

Registered Holder

Title, if any

Date:

Phone No.:

Unless the shares are exchanged by the registered holder(s) of the AAC common stock, or for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.

Authorized Signature

Name of Firm

Address of Firm - Please Print

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby acknowledges receipt of this Letter of Transmittal and further acknowledges the cancellation of the shares of AAC common stock held in his/her/its name and the issuance of uncertificated shares of Holdings common stock in book-entry form.

INSTRUCTIONS FOR EXCHANGING SHARES

(Please read carefully the instructions below)

1. Method of Delivery: The signed Letter of Transmittal must be sent or delivered to American Transfer & Trust Company, LLC (the “Exchange Agent”). Delivery will be deemed effective only when received.

2. Payment in the Same Name: If the uncertificated shares of AAC Holdings, Inc. common stock to be issued in book-entry form are to be issued in the same name that the shares of American Addiction Centers, Inc. common stock held prior to the Merger are registered, the Letter of Transmittal should be completed and signed exactly as the AAC shares are registered. Signature guarantees are not required if the AAC share(s) to be exchanged and cancelled are submitted by the registered owner of such shares who has not completed the section entitled “Special Payment Instructions” or are for the account of an Eligible Institution. If any of the shares exchanged are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the AAC shares to be exchanged and cancelled. If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

3. Payment in Different Name: If the AAC shares to be exchanged are registered in the name of a person other than the signer of this Letter of Transmittal, then the holder must provide a duly executed stock power signed exactly as the name(s) of the registered owners appear on such share(s) or stock power(s), with the signatures on the share(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

4. Special Payment and Delivery Instructions: Indicate the name in which and address to which the statement indicating book-entry ownership of AAC Holdings, Inc. common stock is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.

5. Letter of Transmittal Required: When you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, you will receive a statement indicating book-entry ownership of AAC Holdings, Inc. common stock representing the number of full shares of AAC Holdings, Inc. common stock to which you are entitled under the merger agreement.

6. Stock Transfer Taxes. If AAC shares to be exchanged are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in the Letter of Transmittal.

All questions as to the validity, form and eligibility of any exchange of shares will be determined by the Exchange Agent and AAC Holdings, Inc. and such determination shall be final and binding. The Exchange Agent and AAC Holdings, Inc. reserve the right to waive any irregularities or defects in the exchange of any shares.